Exhibit 10.2

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of November 8, 2018, effective as of the Closing of the transactions contemplated by the Share Exchange Agreement (as defined herein), by and among (i) Union Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands, which will be known after the consummation of the transactions contemplated by the Share Exchange Agreement (as defined below) as “Bioceres Crop Solutions Corp.” (including any successor entity thereto, “Union”), (ii) Joseph J. Schena, in his capacity under the Share Exchange Agreement as the Pre-Closing Union Representative (including any successor Pre-Closing Union Representative appointed in accordance therewith, the “Pre-Closing Union Representative”), and (iii) the undersigned holder (“Holder” and together with Union and the Pre-Closing Union Representative, collectively the “Parties” and individually a “Party”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in that certain the Share Exchange Agreement (as amended from time to time in accordance with the terms thereof, the “Share Exchange Agreement”), by and among Union, the Pre-Closing Union Representative, and Holder.

WHEREAS, as of the date hereof, Union, the Pre-Closing Union Representative and Holder entered into Share Exchange Agreement pursuant to which, subject to the terms and conditions thereof, Union will acquire from Holder, among other equity interests from Bioceres S.A., all of the issued and outstanding equity interests of New Messi, Inc., a Delaware corporation (the “Company”) in exchange for, among other securities, twenty-seven million, one hundred sixteen thousand, one hundred seventy-four (27,116,174) newly issued Union Ordinary Shares, a portion of which will be set aside in escrow and held in an escrow account in accordance with the terms and conditions of the Share Exchange Agreement and the Escrow Agreement;

WHEREAS, pursuant to the Share Exchange Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties hereto desire to enter into this Agreement, pursuant to which the Exchange Shares to be issued to Holder (including any shares held in escrow as Escrow Shares) (such Exchange Shares, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, until the earlier of (A) the earlier of (x) one (1) year after the Closing of the transactions contemplated by the Share Exchange Agreement and (y) the date on which the closing price of Union’s Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within any 30-trading day period commencing one hundred and fifty (150) days after the Closing of the transactions contemplated by the Share Exchange Agreement and (B) the date that the combined company consummates a subsequent liquidation, merger stock exchange or other similar transaction which results in all shareholders having the right to exchange their ordinary shares for cash, securities or other properties (collectively, the “Lock-Up Period”) (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (other than Escrow Shares if and until such Escrow Shares are disbursed to Holder from the Escrow Account in accordance with the terms and conditions of the Share Exchange Agreement and the Escrow Agreement) (A) if Holder is an individual, by gift, will or intestate succession upon the death of Holder, (B) to any Permitted Transferee or (C) if Holder is an individual, pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in any of cases (A), (B) or (C) it shall be a condition to such transfer that (x) the transferee executes and delivers to Union and the Pre-Closing Union Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement and (y) such transfer shall not reduce Holder’s ownership of Union Ordinary Shares to an amount that is below fifty one percent (51%) of the then outstanding Union Ordinary Shares. As used in this Agreement, the term “Permitted Transferee” shall mean: (I) if Holder is an individual, the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (II) if Holder is an individual, any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (III) if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (IV) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder, (V) to any Affiliate of Holder, (VI) any Person selling shares of Bioceres Semillas S.A. pursuant to Section 4 of the Shareholders Agreement of Bioceres Semillas S.A., dated June 1, 2010, as consideration thereof, in accordance with Section 2.8 of the Share Exchange Agreement and (VII) any Person selling shares of Rizobacter S.A. pursuant to the exercise of the Rizobacter Call Option (as defined in the Share Exchange Agreement) as consideration thereunder, in accordance with Section 6.25 of the Share Exchange Agreement. Holder further agrees to execute such agreements as may be reasonably requested by Union or the Pre-Closing Union Representative that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) Holder further acknowledges and agrees that it shall not be permitted to engage in any Prohibited Transfer with respect to any Escrow Shares until such Escrow Shares are disbursed to Holder from the Escrow Account in accordance with the terms and conditions of the Share Exchange Agreement and the Escrow Agreement.

(c) Notwithstanding the foregoing, Holder may during the Lock-Up Period pledge its Restricted Securities (other than its Escrow Shares) to an unaffiliated third party lender as a guarantee to secure borrowings by Union or any of its Subsidiaries; provided, that, it shall be a condition to any such pledge and related guarantee that the applicable lender executes and delivers to Union and the Pre-Closing Union Representative an agreement stating that the lender is being guaranteed Restricted Securities that are subject to the provisions of this Agreement applicable to Holder, and that in the event it becomes a holder of such Restricted Securities pursuant to the terms of any applicable pledge, loan or similar agreement, its shall be prohibited from transferring such Restricted Securities except in accordance with this Agreement.

(d) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Union shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Union may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(e) During the Lock-Up Period (and with respect to any Escrow Shares, during the period when such Escrow Shares are held in the Escrow Account), each certificate (if any) evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) For the avoidance of any doubt, Holder shall retain all of its rights as a holder of Union Ordinary Shares during the Lock-Up Period, including the right to vote any Restricted Securities.

2. Miscellaneous.

(a) Termination of Share Exchange Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Share Exchange Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. Union may assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) upon obtaining the consent or approval of Holder. If the Pre-Closing Union Representative is replaced in accordance with the terms of the Share Exchange Agreement, the replacement Pre-Closing Union Representative shall automatically become a party to this Agreement as if it were the original Pre-Closing Union Representative hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law. This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the Parties, the transaction leading to this Agreement or contemplated hereby and/or the interpretation and/or enforcement of the respective rights and duties of the Parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive laws of the State of New York applicable to agreements entered into and to be performed solely within such state, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

(e) Jurisdiction and Venue. Each of the Parties (a) submits to the exclusive jurisdiction of any state or federal court sitting in the State of New York, in any Proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such Proceeding may be heard and determined in any such court and (c) agrees not to bring any Proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any Proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Each Party agrees that service of summons and complaint or any other process that might be served in any Proceeding may be made on Union by sending or delivering a copy of the process to the Party to be served at the address of the Party and in the manner provided for the giving of notices in Section 10.2. Nothing in this Section 2(e), however, shall affect the right of any Party to serve legal process in any other manner permitted by law. Each Party agrees that a final, non-appealable judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

(f) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, E-mail, or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

If to Union after the Closing, to:	With copies to (which shall not constitute notice):

Union Acquisition Corp.	Arnold & Porter Kaye Scholer LLP
400 Madison Avenue, Suite 11A	250 West 55th Street
New York, NY 10017	New York, NY 10019-9710
Attention: Kyle Bransfield	Attention: Stephen Koval, Esq.
Email: kbransfield@apcap.com	Email: steve.koval@arnoldporter.com

Linklaters LLP
1345 Avenue of the Americas
New York, NY 10105
Attention: Matthew Poulter
E-mail: matthew.poulter@linklaters.com

If to the Pre-Closing Union	With copies to (which shall not constitute notice):
Representative, to:

Joseph J. Schena	Arnold & Porter Kaye Scholer LLP
162 College Park Drive	250 West 55th Street
Fairfield, CT 06824	New York, NY 10019-9710
Email: j.schena@sbcglobal.net	Attention: Stephen Koval, Esq.
Email: steve.koval@arnoldporter.com

If to Holder, to: the address set forth below on the signature page to this Agreement.

(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Pre-Closing Union Representative and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Union (and the Pre-Closing Union Representative on behalf of Union) will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Union and the Pre-Closing Union Representative shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

(l) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Share Exchange Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Union and the Pre-Closing Union Representative or any of the obligations of Holder under any other agreement between Holder and Union or the Pre-Closing Union Representative or any certificate or instrument executed by Holder in favor of Union or the Pre-Closing Union Representative, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Union or the Pre-Closing Union Representative or any of the obligations of Holder under this Agreement.

(m) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(n) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Union:

Union Acquisition Corp.

By:	/s/ Kyle P. Bransfield
Name: Kyle P. Bransfield
Title: Chief Executive Officer

Pre-Closing Union Representative:

Joseph J. Schena,
in his capacity under the Share Exchange
Agreement as the Pre-Closing Union
Representative

By:	/s/ Joseph J. Schena

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:
BIOCERES, Inc.,
By:	/s/ Federico Trucco
Name: Federico Trucco
Title: President and Chief Executive
Officer
Number of Union Ordinary Shares: 27,116,174
Address for Notice:
Ocampo 210bis, Predio CCT,
Rosario, 2000,
Santa Fe, Argentina
Attention: Gloria Montaron Estrada
Email: gloria.montaron@bioceres.con.ar
Telephone No.: +54 341 4861122

[Signature Page to Lock-Up Agreement]